EXHIBIT 24.1


                           FORM OF POWER OF ATTORNEY

               The undersigned hereby appoints ROBERT H. BEBER, LARRY ELLBERGER and ROBERT B. LAMM as his/her true and lawful attorneys-in-fact for the purpose of signing a registration statement under the Securities Act of 1933, and all amendments thereto, to be filed with the Securities and Exchange Commission with respect to the issuance of securities of W.R. Grace & Co., a Delaware corporation, in connection with a transaction between such corporation and Sealed Air Corporation. Each of such attorneys-in-fact is appointed with full power to act without the other.



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                             (Signature)




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                            (Printed Name)



Dated:
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